TERMINATION ACKNOWLEDGMENT


   China Academy of Sciences (hereinafter referred to as the "Academy") and Carrington Laboratories, Inc. (hereinafter referred to as "Carrington") have met on this 12th day of February, 1996 at the Carrington location in Irving, Texas, USA to discuss the agreements (see below) previously entered into by the aforementioned parties. The Academy is represented by Ms. En-liang Wang of the Academy and Carrington by Chris Record. The following acknowledgment and agreement is to be officially executed and effective immediately:

         1. Based on the mutual interest and the best knowledge then available to both parties, Academy and Carrington entered into the initial Agreement in August, 1995 (the "Agreements") to explore the potential Chinese market for Carrington's existing lines of products including the possibility of jointly developing and testing certain types of Carrington products that are currently still at the experimental phase;

         2. As the result of all the honesty and commitment of both parties, three separate Agreements were signed as a serious starting point for the hoped for long-term joint efforts to develop the Chinese markets for Carrington products. In the Agreements, several practical phases were established to satisfy the specific requests as raised by Carrington and the Academy regarding the approved domestic testing by the Academy, any additional Chinese government approval and registration with the proper government agency to obtain all necessary permits or licenses and the initial market research to be independently conducted by the Academy prior to the end of the year;

         3. The three Agreements also laid out detailed plans for the purchase of Carrington products with different discounts and pricing as well as the minimum purchasing requirement for each period of the initial year and, specific time frames were assigned to such plans and to each of the different phases as set forth in the above 2;

         4. Yet, for reasons beyond the Academy's control, the Academy could not obtain the necessary approval from the Chinese government agency even though the Academy tried its best in such endeavor;

         5. Carrington has made numerous inquiries and requests during the process for both the return of the originally signed copy of the Agreements taken by mistake by the Academy for a revised Chinese translation and for an update of the status directly by Carrington and indirectly through third parties to both the representative office in Dallas, Texas and the Academy headquarters in Beijing by mail, telephone and fax. However, there has been a lack of official communication from the Academy and Carrington was, unfortunately, not properly updated concerning the development and the status of the Academy's efforts;
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         6.    Based on the terms of said Agreements, deadlines for the
               initial phases as stipulated in the original Agreements have expired or elapsed with no substantial progress or result as prescribed and required by the Agreements. It is therefore understood and agreed that neither party is liable for the unfruitful result of the goodwill effort and that neither party will be liable under the terms and obligations of the said three Agreements now or in the future;

         7. Finally, both parties agree by signing this termination acknowledgment that all previously signed documents including any oral or written commitment, rights, obligations, authorizations, promises and entitlement; if any, based on such documents become immediately null and void.

         8. This final termination acknowledgment serves the sole purpose to exempt and terminate the contractual obligations of the Academy and Carrington to each other and any other third parties regarding the previously said three Agreements for now and forever. However, this termination acknowledgment shall never affect the business relationship and the personal friendship established during the process between the Academy and Carrington. Further, both parties agree to continue further discussions in any areas of common interest in the future including new possible arrangements to jointly market Carrington products in China.

         9. This agreement has been provided in Chinese for the mere purpose of courtesy reference and convenience to the Academy s official representative and the final signed English version of the agreement shall be the sole and correct official copy. Any discrepancy between the two versions shall be interpreted by the true meaning of its English original and English version only.

         Signed this _____________________  day of _____________, 1996 at
   Carrington Laboratories, Inc. in Irving, Texas, USA.

   by:


   Authorized Representative of                      Authorized
   Representative of
   China Academy of Sciences:                        Carrington
   Laboratories, Inc.


   _____________________________
   ___________________________
   WANG, EN-LIANG                                    CHRISTOPHER S. RECORD
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